UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NATIONAL BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement member or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note

The purpose of this amendment to the definitive proxy statement (“Proxy Statement”) of National Bankshares, Inc. filed with the Securities and Exchange Commission on March 12, 2014, is to correct the information provided on page 2 of the Proxy Statement under the heading “Stock Ownership of Certain Beneficial Owners.”  That information is amended to include the following:

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

On February 14, 2014, the National Rural Electric Cooperative Association, 4301 Wilson Boulevard, Arlington, VA 22203, reported to the Securities and Exchange Commission on Schedule 13G that, as of December 31, 2013, it beneficially owned 407,002 shares, or 5.9%, of the Company’s outstanding common stock. According to the Schedule 13G, the reporting persons had sole power to vote and sole power to dispose of all of these shares.